EXHIBIT 99.1

BBCN Bancorp Reports 2014 First Quarter Financial Results

Q1 2014 Summary:

  Net income totals $22.2 million, or $0.28 per diluted common share
  New loan production for the quarter amounts to $298 million
  Loans receivable increase to $5.19 billion, reflecting a 2% increase over December 31, 2013
  Total deposits increase to $5.33 billion, reflecting a 4% increase during the quarter
  Total assets increase to $6.67 billion, reflecting a 3% increase over the preceding quarter

LOS ANGELES, April 21, 2014 (GLOBE NEWSWIRE) -- BBCN Bancorp, Inc. (the "Company") (Nasdaq:BBCN), the holding company of BBCN Bank (the "Bank"), today reported net income of $22.2 million, or $0.28 per diluted common share, for the three months ended March 31, 2014. This compares with net income of $18.1 million, or $0.23 per diluted common share, for the preceding 2013 fourth quarter and $17.5 million, or $0.22 per diluted common share, for the year-ago first quarter.

"We are very pleased to have started off 2014 with another strong quarter of loan production, which, together with the benefits from the two acquisitions completed last year, contributed to a 10% increase in revenue generation over the prior-year period," said Kevin S. Kim, Chairman and Chief Executive Officer of BBCN Bancorp, Inc. "We originated more than $298 million in new loans during the first quarter of 2014, reflecting a 35% increase over the first quarter a year ago. We attribute the robust levels of originations to the dedicated efforts of our skilled relationship managers on our lending teams and our leadership as the dominant Korean-American bank in all five of our core geographic markets. We continue to maintain a high level of profitability, with our annualized pre-tax, pre-provision earnings representing 2.44% of average assets, which is resulting in a significant amount of capital being generated for reinvestment in the Company. Looking forward into 2014, we believe BBCN is well positioned with a best-in-class executive management team and an expanding product and service offering to further the growth of our franchise for the benefit of our customers, employees and shareholders."

Financial Highlights

(Dollars in thousands, except per share data)	At or for the Three Months Ended
	3/31/2014	12/31/2013	3/31/2013
Net income	$ 22,196	$ 18,071	$ 17,461
Diluted earnings per share	$ 0.28	$ 0.23	$ 0.22
Net interest income before provision for loan losses	$ 64,966	$ 66,876	$ 59,716
Net interest margin	4.29%	4.45%	4.49%
Noninterest income	$ 11,095	$ 11,356	$ 9,940
Noninterest expense	$ 36,275	$ 38,164	$ 33,275
Net loans receivable	$ 5,125,095	$ 5,006,856	$ 4,426,778
Deposits	$ 5,334,560	$ 5,148,057	$ 4,555,674
Nonaccrual loans (1)	$ 47,134	$ 39,154	$ 42,269
ALLL to loans receivable	1.27%	1.33%	1.63%
ALLL to nonaccrual loans (1)	138.86%	171.94%	173.34%
ALLL to nonperforming assets (1) (2)	62.66%	69.15%	88.34%
Provision for loan losses	$ 3,026	$ 10,950	$ 7,506
Net charge offs	$ 4,647	$ 9,345	$ 1,179
ROA	1.36%	1.13%	1.22%
ROE	10.48%	8.92%	9.13%
Efficiency ratio	47.69%	48.78%	47.77%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $31.2 million, $27.5 million and $18.6 million at March 31, 2014, December 31, 2013 and March 31, 2013, respectively.
(2) Nonperforming assets exclude acquired credit impaired loans totaling $46.0 million, $43.8 million and $21.6 million at March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

Operating Results for the First Quarter of 2014

The comparability of BBCN's operating results with past performance is impacted by acquisition accounting adjustments related to past acquisitions. The Company provides the following supplemental information to facilitate a better understanding of past financial performance. Operating results for the three months ended March 31, 2014, December 31, 2013 and March 31, 2013 include the following pre-tax acquisition accounting adjustments related to mergers:

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Accretion of discount on acquired performing loans	$ 3,202	$ 4,873	$ 4,076
Accretion of discount on acquired credit impaired loans	2,645	2,480	1,522
Amortization of premium on acquired FHLB borrowings	92	94	91
Accretion of discount on acquired subordinated debt	(91)	(107)	(43)
Amortization of premium on acquired time deposits	314	369	438
Increase to pre-tax income	$ 6,162	$ 7,709	$ 6,084

Net Interest Income and Net Interest Margin. Net interest income before provision for loan losses for the first quarter of 2014 totaled $65.0 million, compared with $66.9 million in the preceding fourth quarter of 2013. The Company attributed the decline largely to a decline in the net interest margin. Compared with prior-year first quarter, net interest income before provision for loan losses for the current first quarter increased 9%, largely reflecting a 14% increase in the average interest earning assets.

The net interest margin (net interest income divided by average interest-earning assets) and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	3/31/2014	12/31/2013	change	3/31/2013	change
Net interest margin, excluding the effect of acquisition accounting adjustments	3.82%	3.87%	(0.05)%	3.97%	(0.15)%
Acquisition accounting adjustments	0.47	0.58	(0.11)	0.52	(0.05)
Net interest margin	4.29%	4.45%	(0.16)%	4.49%	(0.20)%

The net interest margin for the 2014 first quarter decreased 16 basis points from the preceding 2013 fourth quarter to 4.29%. On a core basis, excluding the effect of acquisition accounting adjustments, the net interest margin for the 2014 first quarter decreased only 5 basis points from the preceding 2013 fourth quarter.

Compared with the prior-year period, net interest margin for the 2014 first quarter declined 20 basis points. Excluding the effect of acquisition accounting adjustments, the core net interest margin for the first quarter of 2014 declined 15 basis points from the year-ago period.

The Company largely attributed the declines in the net interest margin from the comparable periods to decreases in the weighted average yield on loans.

The weighted average yield on loans and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	3/31/2014	12/31/2013	change	3/31/2013	change
Weighted average yield on loans, excluding the effect of acquisition accounting adjustments	4.83%	4.90%	(0.07)%	5.15%	(0.32)%
Acquisition accounting adjustments	0.54	0.69	(0.15)	0.60	0.06
Weighted average yield on loans	5.37%	5.59%	(0.22)%	5.75%	(0.38)%

The weighted average yield on loans for the 2014 first quarter decreased 22 basis points from the preceding 2013 fourth quarter, but decreased only 7 basis points on a core basis when excluding the effect of acquisition accounting adjustments. The weighted average yield on new loans originated during the 2014 first quarter was 4.53%, reflecting a 3 basis point increase from 4.50% for the preceding 2013 fourth quarter. Compared with the prior-year period, the weighted average yield on loans for the 2014 first quarter decreased 38 basis points and 32 basis points on a core basis, excluding the effect of acquisition accounting adjustments.

The composition of fixed and variable rate loans and the associated weighted average contractual rates are summarized in the following table:

	3/31/2014	12/31/2013	change	3/31/2013	change
Fixed rate loans
As a percentage of total loans	49%	48%	2%	40%	23%
Weighted average contractual rate	4.90%	4.99%	(0.09)%	5.47%	(0.57)%
Variable rate loans
As a percentage of total loans	51%	52%	(2)%	60%	(15)%
Weighted average contractual rate	4.33%	4.37%	(0.04)%	4.49%	(0.16)%

The decrease in the weighted average contractual rate for fixed rate loans for the 2014 first quarter reflects what continues to be a highly competitive rate environment for fixed rate commercial real estate loans in the current interest rate environment.

The weighted average cost of deposits and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	3/31/2014	12/31/2013	change	3/31/2013	change
Weighted average cost of deposits, excluding the effect of acquisition accounting adjustments	0.55%	0.52%	0.03%	0.53%	0.02%
Acquisition accounting adjustments	(0.03)	(0.02)	(0.01)	(0.04)	0.01
Weighted average cost of deposits	0.52%	0.50%	0.02%	0.49%	0.03%

The weighted average cost of deposits for the 2014 first quarter was relatively stable with the preceding fourth quarter, up 2 basis points on a reported basis and up 3 basis points on a core basis, excluding the effect of amortization of premium on time deposits assumed in mergers. Compared with the prior-year period, the weighted average cost of deposits for the 2014 first quarter increased 3 basis points and increased 2 basis points on a core basis, excluding the effect of premium amortization on time deposits assumed in mergers.

Noninterest Income.  Total noninterest income for the 2014 first quarter amounted to $11.1 million, reflecting a 2% decrease from $11.4 million in the preceding 2013 fourth quarter and a 12% increase over $9.9 million in the prior-year first quarter.   The modest decrease in noninterest income from the preceding quarter was primarily attributable lower levels of service fees on deposit accounts and other income and fees. The increase in total noninterest income for the 2014 first quarter over the prior-year period predominantly reflects higher levels of service fees on deposit accounts as a result of the Foster and Pacific International acquisitions.

Noninterest Expense.  Total noninterest expense for the first quarter of 2014 amounted to $36.3 million, reflecting a 5% decrease from $38.2 million in the preceding 2013 fourth quarter and a 9% increase over $33.3 million in the prior-year first quarter. Salaries and benefits expense for the 2014 first quarter included separation payments related to the retirement of the Bank's former chief executive officer. Compared with the prior-year first quarter, the increase in salaries and benefits expense reflects the increase in FTEs related to Foster, as well as the full quarter impact of the Pacific International the acquisition completed February 15, 2013. The total number of FTEs was 860 as of March 31, 2014, 835 as of December 31, 2013, and 762 as of March 31, 2013.

In addition, the Company noted that total noninterest expenses include merger and integration related expenses, which totaled $173,000, $2.5 million, and $1.3 million for the 2014 first quarter, the 2013 fourth quarter and 2013 first quarter, respectively. Merger and integration related expenses for the 2014 first quarter included miscellaneous expenses associated with the integration of Foster Bankshares.

Income Tax Provision. The effective tax rate for the 2014 first quarter was 39.6%, compared with 37.9% for the preceding 2013 fourth quarter and 39.5% for the 2013 first quarter.

Balance Sheet Summary

Loans receivable totaled $5.19 billion at March 31, 2014, reflecting a 2% increase over $5.07 billion at December 31, 2013, and an increase of 15% over $4.50 billion a year earlier at March 31, 2013.

Total new loan originations during the first quarter of 2014 amounted to $296.7 million, including SBA loan originations of $42.3 million. Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans. Production of SBA 7(a) loans amounted to $38.1 million for the first quarter of 2014, compared with $35.5 million for the preceding 2013 fourth quarter. During the 2014 first quarter, the Company sold $30.3 million of its SBA loans held for sale.

Aggregate pay offs and pay downs during the 2014 first quarter amounted to $195.9 million, compared with $209.7 million for the preceding fourth quarter and $154.5 million for the year-ago first quarter.

Total deposits amounted to $5.33 billion at March 31, 2014, compared with $5.15 billion at December 31, 2013 and $4.56 billion a year earlier at March 31, 2013. The increase from the end of the prior quarter is attributed to increases across all deposit categories with the exception of savings deposits. Noninterest bearing deposits at March 31, 2014 totaled $1.44 billion and accounted for 27% of total deposits.

Credit Quality

The provision for loan losses for the 2014 first quarter was $3.0 million, compared with $11.0 million for the preceding 2013 fourth quarter and $7.5 million for the prior-year first quarter.

For a more detailed understanding of the changes in the Allowance for Loan and Lease Losses ("ALLL"), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as "Legacy Loans") and loans acquired through the Center Financial, Pacific International and Foster transactions (referred to as "Acquired Loans"). The Acquired Loans are further segregated between performing and credit impaired loans.

The composition of the ALLL as of March 31, 2014, December 31, 2013, and March 31, 2013 is as follows:

(dollars in thousands)	3/31/2014	12/31/2013	3/31/2013
Legacy Loans (1)	$ 58,203	$ 59,978	$ 62,469
Acquired Performing Loans (2)	1,937	2,564	6,265
Acquired Credit Impaired Loans (2)	5,560	4,778	4,534
Total ALLL	$ 65,700	$ 67,320	$ 73,268

Loans receivable	$ 5,190,795	$ 5,074,176	$ 4,500,046
ALLL coverage ratio	1.27%	1.33%	1.63%
(1) Legacy Loans include loans originated by the Bank's predecessor bank, loans originated by BBCN and loans that were acquired and that have been refinanced as new loans.
(2) Acquired Loans were marked to fair value at acquisition date, and the allowance for loan losses reflect provisions for credit deterioration since the acquisition date.

Following are the components of criticized loan balances as of March 31, 2014, December 31, 2013, and March 31, 2013:

(dollars in thousands)	3/31/2014	12/31/2013	3/31/2013
Special Mention (1)	$ 93,553	$ 89,489	$ 112,403
Classified (1)	$ 253,342	$ 266,361	$ 229,354
Criticized	$ 346,895	$ 355,850	$ 341,757
(1) Balances include Acquired Loans which were marked to fair value on the date of acquisition.

The Company defines nonperforming loans to include delinquent loans past due 90 days or more on nonaccrual status, plus delinquent loans past due 90 days or more on accrual status (excluding acquired credit impaired loan balances) and accruing restructured loans. Nonperforming loans at March 31, 2014 totaled $84.8 million, or 1.63% of loans receivable. This includes the addition of an aggregate $4.2 commercial credit relationship, which was downgraded to nonaccrual status during the 2014 first quarter, but for which a $2.6 million specific reserve was established and subsequently included in the Company's 2013 fourth quarter financial results, as previously reported. Following a $3.0 million charge off related to this credit, a $1.2 million outstanding balance remains in nonaccrual. In comparison, nonperforming loans totaled $73.1 million, or 1.44% of loans receivable, at December 31, 2013 and $74.5 million, or 1.66% of loans receivable, at March 31, 2013.

Nonperforming assets, including other real estate owned, amounted to $104.8 million at March 31, 2014, or 1.57% of total assets, compared with $97.4 million, or 1.50% of total assets, at December 31, 2013 and $82.9 million, or 1.42% of total assets, at March 31, 2013.

Net loan charge-offs for the 2014 first quarter totaled $4.6 million, including the $3.0 million charge off mentioned above, and equaled 0.36% of average loans on an annualized basis. This compares with net loan charge offs of $9.3 million, or 0.75% of average loans on an annualized basis, for the preceding 2013 fourth quarter and $1.2 million, or 0.11% of average loans on an annualized basis, for the year-ago first quarter.

The allowance for loan losses at March 31, 2014 was $65.7 million, or 1.27% of gross loans receivable (excluding loans held for sale), compared with $67.3 million, or 1.33%, at December 31, 2013 and $73.3 million, or 1.63%, at March 31, 2013.   The coverage ratio of the allowance for loan losses to nonperforming loans (excluding acquired loans past due 90 days or more on accrual status) was 77.44% at March 31, 2014, compared with 92.14% at December 31, 2013 and 98.32% at March 31, 2013.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms) totaled $121.8 million at March 31, 2014, compared with $116.3 million at December 31, 2013 and $102.0 million at March 31, 2013.

Capital

At March 31, 2014, the Company continued to exceed all regulatory capital requirements to be classified as a "well-capitalized" institution, as summarized in the following table.

	3/31/2014	12/31/2013	3/31/2013
Leverage Ratio	11.79%	11.97%	12.64%
Tier 1 Risk-based Ratio	13.46%	13.66%	14.62%
Total Risk-based Ratio	14.70%	14.90%	15.88%

As previously disclosed, on March 17, 2014, the Company redeemed $15.0 million in trust preferred securities issued by Foster.

Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

	3/31/2014	12/31/2013	3/31/2013
Tangible common equity per share (1)	$9.08	$8.79	$8.57
Tangible common equity to tangible assets (1)	11.00%	10.97%	11.77%
(1) Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and net other intangible assets divided by total assets less goodwill and net other intangible assets. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. The accompanying financial information includes a reconciliation of the ratio of tangible common equity to tangible assets with stockholders' equity and total assets.

Investor Conference Call

The Company will host an investor conference call on Tuesday, April 22, 2014 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the first quarter of 2014. Investors and analysts may access the conference call by dialing 800-762-8779 (domestic) or 480-629-9645 (international), passcode 4678728 or "BBCN Bancorp."  Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of BBCN Bancorp's website at BBCNbank.com. After the live webcast, a replay will remain available in the Investor Relations section of BBCN Bancorp's website for one year. A replay of the call will be available at 800-406-7325 (domestic) or 303-590-3030 (international) through April 29, 2014, passcode 4678728.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $6.7 billion in assets as of March 31, 2014. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 49 branches in California, New York, New Jersey, Illinois, Washington and Virginia, along with six loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California and Annandale, Virginia.  BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company's financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

(tables follow)

BBCN Bancorp, Inc.
Consolidated Financial Statements and Selected Financial Data
Unaudited (Dollars in Thousands, Except per Share Data)

Assets	3/31/2014	12/31/2013	% change	3/31/2013	% change

Cash and due from banks	$ 403,111	$ 316,705	27%	$ 280,813	44%
Securities available for sale, at fair value	725,229	705,751	3%	717,441	1%
Federal Home Loan Bank and Federal Reserve Bank stock	27,902	27,941	0%	24,308	15%
Loans held for sale, at the lower of cost or fair value	38,157	44,115	-14%	48,941	-22%
Loans receivable	5,190,794	5,074,176	2%	4,500,046	15%
Allowance for loan losses	(65,699)	(67,320)	-2%	(73,268)	-10%
Net loans receivable	5,125,095	5,006,856	2%	4,426,778	16%
Accrued interest receivable	13,410	13,403	0%	13,271	1%
Premises and equipment, net	31,290	30,894	1%	22,960	36%
Bank owned life insurance	45,062	44,770	1%	44,079	2%
Goodwill	105,401	105,401	0%	93,404	13%
Other intangible assets, net	4,859	5,184	-6%	3,401	43%
Other assets	148,035	174,179	-15%	158,201	-6%
Total assets	$ 6,667,551	$ 6,475,199	3%	$ 5,833,597	14%

Liabilities

Deposits	$ 5,334,560	$ 5,148,057	4%	$ 4,555,674	17%
Borrowings from Federal Home Loan Bank	421,260	421,352	0%	421,632	0%
Subordinated debentures	42,037	57,410	-27%	45,996	-9%
Accrued interest payable	5,740	4,821	19%	4,325	33%
Other liabilities	31,795	34,185	-7%	33,695	-6%
Total liabilities	5,835,392	5,665,825	3%	5,061,322	15%

Stockholders' Equity
Common stock, $0.001 par value; authorized, 150,000,000 shares at March 31, 2014, December 31, 2013 and March 31, 2013; issued and outstanding, 79,488,899, 79,441,525 and 78,812,140 at March 31, 2014, December 31, 2013 and March 31, 2013, respectively	79	79	0%	79	0%
Capital surplus	540,979	540,876	0%	535,091	1%
Retained earnings	294,842	278,604	6%	230,149	28%
Accumulated other comprehensive income, net	(3,741)	(10,185)	-63%	6,956	-154%
Total stockholders' equity	832,159	809,374	3%	772,275	8%

Total liabilities and stockholders' equity	$ 6,667,551	$ 6,475,199	3%	$ 5,833,597	14%

	Three Months Ended
	3/31/2014	12/31/2013	% change	3/31/2013	% change

Interest income:
Interest and fees on loans	$ 68,694	$ 70,435	-2%	$ 63,029	9%
Interest on securities	4,095	3,971	3%	3,427	19%
Interest on federal funds sold and other investments	565	510	11%	287	97%
Total interest income	73,354	74,916	-2%	66,743	10%

Interest expense:
Interest on deposits	6,690	6,307	6%	5,408	24%
Interest on other borrowings	1,698	1,733	-2%	1,619	5%
Total interest expense	8,388	8,040	4%	7,027	19%

Net interest income before provision for loan losses	64,966	66,876	-3%	59,716	9%
Provision for loan losses	3,026	10,950	-72%	7,506	-60%
Net interest income after provision for loan losses	61,940	55,926	11%	52,210	19%

Noninterest income:
Service fees on deposit accounts	3,472	3,720	-7%	2,875	21%
Net gains on sales of SBA loans	2,722	2,699	1%	2,694	1%
Net gains on sales of other loans	--	--	0%	43	-100%
Net gains on sales of securities available-for-sale	--	--	0%	54	-100%
Net valuation gains on interest swaps and caps	--	--	0%	--	0%
Net gains (loss) on sales of OREO	406	(45)	-1002%	2	20200%
Other income and fees	4,495	4,982	-10%	4,272	5%
Total noninterest income	11,095	11,356	-2%	9,940	12%

Noninterest expense:
Salaries and employee benefits	18,938	17,719	7%	16,332	16%
Occupancy	4,623	4,470	3%	4,011	15%
Furniture and equipment	2,014	1,895	6%	1,573	28%
Advertising and marketing	1,088	1,328	-18%	1,273	-15%
Data processing and communications	2,122	2,107	1%	1,644	29%
Professional fees	1,313	1,010	30%	1,301	1%
FDIC assessment	1,023	939	9%	694	47%
Merger and integration expenses	173	2,540	-93%	1,305	-87%
Other	4,981	6,156	-19%	5,142	-3%
Total noninterest expense	36,275	38,164	-5%	33,275	9%
Income before income taxes	36,760	29,118	26%	28,875	27%
Income tax provision	14,564	11,047	32%	11,414	28%
Net income	$ 22,196	$ 18,071	23%	$ 17,461	27%

Earnings Per Common Share:
Basic	$ 0.28	$ 0.23		$ 0.22
Diluted	$ 0.28	$ 0.23		$ 0.22

Average Shares Outstanding:
Basic	79,489,579	79,350,797		78,389,434
Diluted	79,639,479	79,520,193		78,480,671

	Three months ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

Net Income	$ 22,196	$ 18,071	$ 23,552	$ 22,671	$ 17,461
Add back: Income tax	14,564	11,047	15,117	14,821	11,414
Add back: Provision for loan losses	3,026	10,950	744	800	7,506
Pre-tax, pre-provision income (PTPP) [1]	$ 39,786	$ 40,068	$ 39,413	$ 38,292	$ 36,381
PTPP to average assets (annualized)	2.44%	2.51%	2.56%	2.60%	2.54%

[1] While pre-tax, pre-provision income is a non-GAAP performance measure, we believe it is a useful measure in analyzing underlying performance trends, particularly in times of economic stress. It is the level of earnings adjusted to exclude the impact of income tax and provision expense.

	At or for the Three Months Ended (Annualized)
Profitability measures:	3/31/2014	12/31/2013	3/31/2013
ROA	1.36%	1.13%	1.22%
ROE	10.84%	8.92%	9.13%
Return on average tangible equity [2]	12.52%	10.51%	10.42%
Net interest margin	4.29%	4.45%	4.49%
Efficiency ratio	47.69%	48.78%	47.77%

[2] Average tangible equity is calculated by subtracting average goodwill and average other intangibles from average stockholders' equity. This is non-GAAP measure that we believe provides investors wth information that is useful in understanding our financial performance and position.

	Three Months Ended			Three Months Ended			Three Months Ended
	3/31/2014			12/31/2013			3/31/2013
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:

Gross loans, includes loans held for sale	$ 5,183,801	$ 68,694	5.37%	$ 4,999,586	$ 70,435	5.59%	$ 4,444,313	$ 63,029	5.75%
Securities available for sale	698,931	4,095	2.34%	702,886	3,971	2.26%	691,984	3,427	1.98%
FRB and FHLB stock and other investments	259,107	565	0.87%	258,270	510	0.77%	257,526	287	0.45%
Federal funds sold	--	--	NA	--	--	NA	--	--	NA
Total interest earning assets	$ 6,141,839	$ 73,354	4.84%	$ 5,960,742	$ 74,916	4.99%	$ 5,393,823	$ 66,743	5.01%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$ 1,392,300	$ 2,277	0.66%	$ 1,327,322	$ 2,082	0.62%	$ 1,265,967	$ 1,873	0.60%
Savings	217,426	600	1.12%	226,638	657	1.15%	186,189	754	1.64%
Time deposits:
$100,000 or more	1,561,170	2,679	0.70%	1,468,459	2,413	0.65%	1,161,322	1,730	0.60%
Other	663,978	1,134	0.69%	662,029	1,155	0.69%	695,802	1,051	0.61%
Total time deposits	2,225,148	3,813	0.69%	2,130,488	3,568	0.66%	1,857,124	2,781	0.61%
Total interest bearing deposits	3,834,874	6,690	0.71%	3,684,448	6,307	0.68%	3,309,280	5,408	0.66%
FHLB advances	421,318	1,211	1.17%	420,319	1,204	1.14%	422,944	1,224	1.17%
Other borrowings	52,400	487	3.72%	56,453	529	3.67%	42,264	395	3.74%
Total interest bearing liabilities	4,308,592	$ 8,388	0.79%	4,161,220	$ 8,040	0.77%	3,774,488	$ 7,027	0.75%
Noninterest bearing demand deposits	1,353,719			1,379,230			1,138,690
Total funding liabilities/cost of funds	$ 5,662,311		0.60%	$ 5,540,450		0.58%	$ 4,913,178		0.58%
Net interest income/net interest spread		$ 64,966	4.05%		$ 66,876	4.22%		$ 59,716	4.26%
Net interest margin			4.29%			4.45%			4.49%
Net interest margin, excluding effect of
nonaccrual loan income (expense)			4.30%			4.47%			4.47%
Net interest margin, excluding effect of
nonaccrual loan income (expense) and prepayment fee income			4.26%			4.44%			4.46%

Nonaccrual loan income (reversed) recognized		$ (197)			$ (280)			$ 236
Prepayment fee income received		309			537			63
Net		$ 112			$ 257			$ 299

Cost of deposits:
Noninterest bearing demand deposits	$ 1,353,719	$ --		$ 1,379,230	$ --		$ 1,138,690	$ --
Interest bearing deposits	3,834,874	6,690	0.71%	3,684,448	6,307	0.68%	3,309,280	5,409	0.66%
Total deposits	$ 5,188,593	$ 6,690	0.52%	$ 5,063,678	$ 6,307	0.50%	$ 4,447,970	$ 5,409	0.49%
									.

	Three Months Ended
	3/31/2014	12/31/2013	% change	3/31/2013	% change
AVERAGE BALANCES
Gross loans, includes loans held for sale	$ 5,183,801	$ 4,999,586	4%	$ 4,444,313	17%
Investments	958,038	961,156	0%	949,510	1%
Interest earning assets	6,141,839	5,960,742	3%	5,393,830	14%
Total assets	6,525,548	6,393,648	2%	5,727,738	14%

Interest bearing deposits	3,834,874	3,684,448	4%	3,309,280	16%
Interest bearing liabilities	4,308,592	4,161,220	4%	3,774,488	14%
Noninterest bearing demand deposits	1,353,719	1,379,230	-2%	1,138,690	19%
Stockholders' equity	819,344	810,563	1%	765,230	7%
Net interest earning assets	1,833,247	1,799,522	2%	1,619,342	13%

	3/31/2014	12/31/2013	% change	3/31/2013	% change
LOAN PORTFOLIO COMPOSITION:
Commercial loans	$ 1,058,665	$ 1,073,778	-1%	$ 1,078,253	-2%
Real estate loans	4,034,998	3,904,059	3%	3,374,732	20%
Consumer and other loans	98,895	98,507	0%	48,881	102%
Loans outstanding	5,192,558	5,076,344	2%	4,501,866	15%
Unamortized deferred loan fees - net of costs	(1,763)	(2,168)	-19%	(1,820)	-3%
Loans, net of deferred loan fees and costs	5,190,795	5,074,176	2%	4,500,046	15%
Allowance for loan losses	(65,699)	(67,320)	-2%	(73,268)	-10%
Loan receivable, net	$ 5,125,096	$ 5,006,856	2%	$ 4,426,778	16%

REAL ESTATE LOANS BY PROPERTY TYPE:	3/31/2014	12/31/2013	% change	3/31/2013	% change
Retail buildings	$ 1,166,573	$ 1,140,103	2%	$ 914,809	28%
Hotels/motels	734,141	720,175	2%	642,470	14%
Gas stations/car washes	534,078	522,198	2%	483,151	11%
Mixed-use facilities	331,571	312,156	6%	303,286	9%
Warehouses	415,635	383,979	8%	356,724	17%
Multifamily	193,503	181,503	7%	147,383	31%
Other	659,497	643,945	2%	526,909	25%
Total	$ 4,034,998	$ 3,904,059	3%	$ 3,374,732	20%

DEPOSIT COMPOSITION	3/31/2014	12/31/2013	% change	3/31/2013	% change
Noninterest bearing demand deposits	$ 1,442,348	$ 1,399,454	3%	$ 1,182,509	22%
Money market and other	1,391,541	1,376,068	1%	1,269,388	10%
Saving deposits	210,973	222,446	-5%	192,208	10%
Time deposits of $100,000 or more	1,589,751	1,499,248	6%	1,237,366	28%
Other time deposits	699,947	650,841	8%	674,203	4%
Total deposit balances	$ 5,334,560	$ 5,148,057	4%	$ 4,555,674	17%

DEPOSIT COMPOSITION (%)	3/31/2014	12/31/2013	3/31/2013
Noninterest bearing demand deposits	27.1%	27.2%	26.0%
Money market and other	26.1%	26.7%	27.9%
Saving deposits	4.0%	4.3%	4.2%
Time deposits of $100,000 or more	29.8%	29.1%	27.2%
Other time deposits	13.1%	12.6%	14.8%
Total deposit balances	100.0%	100.0%	100.0%

CAPITAL RATIOS	3/31/2014	12/31/2013	3/31/2013
Total stockholders' equity	$ 832,159	$ 809,374	$ 772,275
Tier 1 risk-based capital ratio	13.46%	13.66%	14.63%
Total risk-based capital ratio	14.70%	14.90%	15.88%
Tier 1 leverage ratio	11.79%	11.97%	12.64%
Book value per common share	$ 10.46	$ 10.18	$ 9.79
Tangible common equity per share[3]	$ 9.08	$ 8.79	$ 8.57
Tangible common equity to tangible assets[3]	11.00%	10.97%	11.77%

[3] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and other intangible assets, net divided by total assets less goodwill and other intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reonciliation of GAAP financial measures to non-GAAP financial measures:

	3/31/2014	12/31/2013	3/31/2013
Total stockholders' equity	$ 832,159	$ 809,374	$ 772,275
Less: Common stock warrant	(378)	(378)	(378)
Goodwill and other intangible assets, net	(110,260)	(110,585)	(96,805)
Tangible common equity	$ 721,521	$ 698,411	$ 675,092

Total assets	$ 6,667,551	$ 6,475,199	$ 5,833,597
Less: Goodwill and other intangible assets, net	(110,260)	(110,585)	(96,805)
Tangible assets	$ 6,557,291	$ 6,364,614	$ 5,736,792

Common shares outstanding	79,488,899	79,441,525	78,812,140

Tangible common equity to tangible assets	11.00%	10.97%	11.77%
Tangible common equity per share	$ 9.08	$ 8.79	$ 8.57

	Three Months Ended
ALLOWANCE FOR LOAN LOSSES:	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Balance at beginning of period	$ 67,320	$ 65,715	$ 71,675	$ 73,268	$ 66,941
Provision for loan losses	3,026	10,950	744	800	7,506
Recoveries	616	605	1,086	507	250
Charge offs	(5,263)	(9,950)	(7,790)	(2,900)	(1,429)
Balance at end of period	$ 65,699	$ 67,320	$ 65,715	$ 71,675	$ 73,268
Net charge offs/average gross loans (annualized)	0.36%	0.75%	0.56%	0.21%	0.11%

	Three Months Ended
NET CHARGED OFF LOANS BY TYPE	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

Real estate loans	$ 154	$ 288	$ 6,129	$ 744	$ 1,014
Commercial loans	4,414	9,139	119	1,684	150
Consumer loans	79	(82)	(44)	(35)	15
Charge offs excluding Acquired Credit Impaired Loans	4,647	9,345	6,204	2,393	1,179
Charge offs on Acquired Credit Impaired Loans	--	--	500	--	--
Total net charge offs	$ 4,647	$ 9,345	$ 6,704	$ 2,393	$ 1,179

NONPERFORMING ASSETS	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Delinquent loans 90 days or more on nonaccrual status[4]	$ 47,314	$ 39,154	$ 36,129	$ 44,987	$ 42,269
Delinquent loans 90 days or more on accrual status[5]	--	5	948	252	--
Accruing restructured loans	37,527	33,903	36,018	36,225	32,249
Total nonperforming loans	84,841	73,062	73,095	81,464	74,518
Other real estate owned	20,001	24,288	27,582	9,596	8,419
Total nonperforming assets	$ 104,842	$ 97,350	$ 100,677	$ 91,060	$ 82,937
Nonperforming assets/total assets	1.57%	1.50%	1.59%	1.55%	1.42%
Nonperforming assets/loans receivable & OREO	2.01%	1.91%	2.04%	2.01%	1.84%
Nonperforming assets/total capital	12.60%	12.03%	12.57%	11.66%	10.74%
Nonperforming loans/loans receivable	1.63%	1.44%	1.49%	1.80%	1.66%
Nonaccrual loans/loans receivable	0.91%	0.77%	0.74%	1.00%	0.94%
Allowance for loan losses/loans receivable	1.27%	1.33%	1.34%	1.59%	1.63%
Allowance for loan losses/nonaccrual loans	138.86%	171.94%	181.89%	159.32%	173.34%
Allowance for loan losses/nonperforming loans (excludes delinquent loans 90 days or more on accrual status)	77.44%	92.14%	89.90%	87.98%	98.32%
Allowance for loan losses/nonperforming assets	62.66%	69.15%	65.27%	78.71%	88.34%

[4] Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $31.2 million, $27.5 million, $25.2 million, $21.0 million and $18.6 million at March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.
[5] Excludes Acquired Credit Impaired Loans totaling $46.0 million, $43.8 million, $38.6 million, $18.5 million and $21.6 million at March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.

BREAKDOWN OF ACCRUING RESTRUCTURED LOANS BY TYPE:	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Retail buildings	$ 5,542	$ 5,576	$ 6,777	$ 6,812	$ 2,556
Hotels/motels	8,401	8,477	8,550	8,623	8,701
Gas stations/car washes	--	--	--	--	--
Mixed-use facilities	796	802	807	811	816
Warehouses	812	482	485	489	492
Multifamily	--	--	--	--	3,247
Other[6]	21,976	18,567	19,399	19,490	16,437
Total	$ 37,527	$ 33,904	$ 36,018	$ 36,225	$ 32,249

[6] Includes commercial business and other loans

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

Legacy
30 - 59 days	$ 1,700	$ 2,209	$ 1,705	$ 2,056	$ 1,174
60 - 89 days	445	266	732	85	2,411
Total delinquent loans less than 90 days past due - legacy	$ 2,145	$ 2,475	$ 2,437	$ 2,141	$ 3,585

Acquired
30 - 59 days	$ 4,916	$ 5,113	$ 4,013	$ 1,768	$ 10,878
60 - 89 days	3	2,506	1,663	2,121	258
Total delinquent loans less than 90 days past due - acquired	$ 4,919	$ 7,619	$ 5,676	$ 3,889	$ 11,136

Total delinquent loans less than 90 days past due	$ 7,064	$ 10,094	$ 32,107	$ 16,305	$ 29,985

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE BY TYPE	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

Legacy
Real estate loans	$ 760	$ 1,375	$ 1,664	$ 853	$ 2,870
Commercial loans	1,338	1,024	744	1,267	692
Consumer loans	47	76	29	21	23
Total delinquent loans less than 90 days past due - legacy	$ 2,145	$ 2,475	$ 2,437	$ 2,141	$ 3,585

Acquired
Real estate loans	$ 4,036	$ 6,034	$ 4,616	$ 2,695	$ 9,287
Commercial loans	598	1,228	833	1,167	1,448
Consumer loans	285	357	227	27	401
Total delinquent loans less than 90 days past due - acquired	$ 4,919	$ 7,619	$ 5,676	$ 3,889	$ 11,136

Total delinquent loans less than 90 days past due	$ 7,064	$ 10,094	$ 32,107	$ 16,305	$ 29,985

NONACCRUAL LOANS BY TYPE	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

Real estate loans	$ 34,070	$ 28,083	$ 26,616	$ 34,577	$ 33,751
Commercial loans	12,216	10,141	8,743	9,629	7,591
Consumer loans	1,028	930	770	781	927
Total non-accrual loans	$ 47,314	$ 39,154	$ 36,129	$ 44,987	$ 42,269

CRITICIZED LOANS	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Legacy
Special mention	$ 52,159	$ 46,480	$ 61,804	$ 66,774	$ 59,681
Substandard	111,529	120,163	100,551	97,692	94,303
Doubtful	3,332	359	8	152	455
Loss	--	--	--	--	22
Total criticized loans - legacy	$ 167,020	$ 167,002	$ 162,363	$ 164,618	$ 154,461

Acquired
Special mention	$ 41,395	$ 43,009	$ 49,827	$ 42,014	$ 52,722
Substandard	134,660	138,337	143,149	121,758	133,398
Doubtful	2,376	6,100	2,045	368	327
Loss	1,445	1,402	990	707	849
Total criticized loans - acquired	$ 179,876	$ 188,848	$ 196,011	$ 164,847	$ 187,296

Total criticized loans	$ 346,896	$ 355,850	$ 358,374	$ 329,465	$ 341,757

CONTACT: Angie Yang
         SVP, Investor Relations
         213-251-2219
         angie.yang@BBCNbank.com